Exhibit 99.2

Non-GAAP Measure: Definition and Use/Importance

The term “GAAP” refers to accounting principles generally accepted in the United States of America. The definition of the non-GAAP financial measure utilized in Hertz Global Holdings, Inc.’s (“Hertz Holdings”) January 16, 2009 press release (the “January 16 Press Release”) is set forth below. Also set forth below is a summary of the reasons why management of Hertz Holdings and The Hertz Corporation (“Hertz”) believe that presentation of the non-GAAP financial measure included in the January 16 Press Release provides useful information regarding Hertz Holdings’ and Hertz’s financial condition and results of operations and additional purposes, if any, for which management of Hertz Holdings and Hertz utilize this non-GAAP financial measure.

Total Net Cash Flow

“Total cash flow,” as used in the January 16 Press Release, means total net cash flow.  Total net cash flow is calculated as the change in the cash and equivalents, restricted cash and debt balances, adjusted for the effects of foreign currency.  Total net cash flow is important to management and investors as it represents funds available to grow our fleet or reduce our debt.